Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Noranda Aluminum Holding Corporation and Noranda Aluminum Acquisition Corporation on Form S-4 of our report dated March 10, 2006 (relating to the 2005 financial statements of Gramercy Alumina LLC not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

New Orleans, Louisiana

January 28, 2008